                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK

                                       OF

                          THE PETERSEN COMPANIES, INC.

                                       AT

                              $34.00 NET PER SHARE

                                       BY

                             EMAP ACQUISITION CORP.
                          A WHOLLY OWNED SUBSIDIARY OF

                                    EMAP PLC

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON THURSDAY, JANUARY 14, 1999, UNLESS THE OFFER IS EXTENDED.

                                                               December 16, 1998

To Our Clients:

     Enclosed for your consideration is an Offer to Purchase dated December 16, 1998 (the "Offer to Purchase"), and a related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") relating to the offer by EMAP Acquisition Corp., a Delaware corporation (the "Purchaser") and a wholly owned subsidiary of EMAP plc, an English public limited company ("Parent"), to purchase shares of Class A Common Stock, par value $0.01 per share (the "Class A Shares"), and Class B Common Stock, par value $0.01 per share (the "Class B Shares" and, together with the Class A Shares, the "Shares"), of The Petersen Companies, Inc., a Delaware corporation (the "Company"), at $34.00 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer. Also enclosed is the Letter to Stockholders of the Company from the Chairman and Chief Executive Officer of the Company accompanied by the Company's Solicitation/Recommendation Statement on Schedule 14D-9 (the "Schedule 14D-9").

     WE ARE THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

     We request instructions as to whether you wish to tender any of or all the Shares held by us for your account, pursuant to the terms and conditions set forth in the Offer.

     Your attention is directed to the following:

          1. The offer price is $34.00 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer.

          2.  The Offer is being made for all outstanding Shares.

          3. The Board of Directors of the Company has: (1) unanimously approved the Merger Agreement (as defined below) and the Stockholder Agreement (as defined in the Offer to Purchase) and the transactions contemplated thereby; (2) unanimously recommended that the holders of Shares accept the Offer, tender their Shares pursuant to the Offer and approve and adopt the Merger Agreement; (3) unanimously determined that each of the Merger Agreement, the Offer and the Merger is fair to the stockholders of the Company; (4) unanimously determined that the consideration to be paid for each Share in the Offer and the Merger is fair to the stockholders of the Company; (5) unanimously declared that the Merger Agreement is advisable; and (6) unanimously consented to the Offer. The factors considered by the Board of Directors of the Company in arriving at its decision to approve the Offer and the Merger and to recommend that stockholders of the Company accept the Offer and tender their Shares are described in the Schedule 14D-9, which is being mailed to stockholders of the Company herewith.

          4. The Offer is being made pursuant to the Agreement and Plan of Merger dated as of December 15, 1998 (the "Merger Agreement"), among Parent, the Purchaser and the Company pursuant to which, following the consummation of the Offer and the satisfaction or waiver of certain conditions, the Purchaser will be merged with and into the Company with the Company surviving the merger as a wholly owned subsidiary of Parent (the "Merger"). In the Merger, each outstanding Share (other than Shares owned by the Company as treasury stock or by any subsidiary of the Company or by Parent, the Purchaser or any other subsidiary of Parent or by stockholders, if any, who are entitled to and who properly exercise appraisal rights under Delaware law) will be converted into the right to receive $34.00 per Share, without interest, as set forth in the Merger Agreement and described in the Offer to Purchase.

          5. THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON THURSDAY, JANUARY 14, 1999, UNLESS THE OFFER IS EXTENDED BY THE PURCHASER (THE "EXPIRATION DATE").

          6. The Offer is conditioned upon, among other things: (1) there being validly tendered and not withdrawn prior to the expiration of the Offer that number of Shares that would constitute (x) a majority of all outstanding shares of Class A Common Stock and (y) a majority of all outstanding Shares, in each case, on a fully diluted basis (without giving effect to the conversion of Class B Shares into Class A Shares) on the date of purchase; (2) any waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the regulations thereunder applicable to the purchase of Shares pursuant to the Offer having expired or been terminated; and (3) the Offer having received the approval of the shareholders of Parent at an extraordinary general meeting.

          7. Any stock transfer taxes applicable to a sale of Shares to the Purchaser will be borne by the Purchaser, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

     Your instructions to us should be forwarded promptly to permit us to submit a tender on your behalf prior to the Expiration Date.

     If you wish to have us tender any of or all the Shares held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form set forth on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the detachable part hereof. Your instructions should be forwarded promptly to us in ample time to permit us to submit a tender on your behalf prior to the Expiration Date.

     Payment for Shares accepted for payment pursuant to the Offer in all cases will be made only after timely receipt by BankBoston, N.A. (the "Depositary"), of (a) certificates for (or a timely Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to) such Shares, (b) a Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees, or, in the case of a book-entry transfer effected pursuant to the procedures set forth in Section 2 of the Offer to Purchase, an Agent's Message (as defined in the Offer to Purchase), and (c) any other documents required by the Letter of Transmittal. Accordingly, tendering stockholders may be paid at different times depending upon when certificates for Shares or Book-Entry Confirmations with respect to Shares are actually received by the Depositary. UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE PURCHASE PRICE OF THE SHARES TO BE PAID BY THE PURCHASER, REGARDLESS OF ANY EXTENSION OF THE OFFER OR ANY DELAY IN MAKING SUCH PAYMENT.

     The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares in any jurisdiction in which the making or acceptance of the Offer would not be in compliance with the laws of such jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer is being made on behalf of the Purchaser by Schroder & Co. Inc., the Dealer Manager for the Offer, or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

               INSTRUCTIONS WITH RESPECT TO THE OFFER TO PURCHASE
                   ALL OUTSTANDING SHARES OF COMMON STOCK OF
                          THE PETERSEN COMPANIES, INC.

     The undersigned acknowledge(s) receipt of your letter, the Offer to Purchase of EMAP Acquisition Corp. dated December 16, 1998 and the related Letter of Transmittal, relating to shares of Class A Common Stock, par value $0.01 per share (the Class A Shares), and Class B Common Stock, par value $0.01 per share (the Class B Shares and, together with the Class A Shares, the Shares), of The Petersen Companies, Inc., a Delaware corporation.

     This will instruct you to tender the number of Shares indicated below held by you for the account of the undersigned on the terms and conditions set forth in such Offer to Purchase and the related Letter of Transmittal.


Number and Class of Shares
to be Tendered *
                                                       SIGN HERE
--------- Shares

                                                       -----------------------------------------------------
Daytime Area Code
and Tel. No. ---------------------------------------
                                                       -----------------------------------------------------
                                                       Signature(s)
Taxpayer Identification
No. or Social
Security No. ---------------------------------------
                                                       -----------------------------------------------------
Dated: ----------------------------------------------  (Please print name(s) and address(es))

---------------
* Unless otherwise indicated, it will be assumed that all your Shares are to be tendered.

                                        3